UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant X
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

ACACIA RESEARCH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

Fee paid previously with preliminary materials:
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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On January 17, 2020, Acacia Research Corporation, a Delaware corporation (“we,” “us,” “our,” “Acacia” and the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s stockholders scheduled to be held on February 14, 2020 (the “Special Meeting”). At the Special Meeting, stockholders will be asked to, among other things, vote on a proposal to approve, for purposes of Nasdaq Rules 5635(b) and 5635(d), as applicable, (i) the voting of the Series A Convertible Preferred Stock (the “Preferred Shares”) on an as-converted basis and (ii) the issuance of the maximum number of shares of our common stock issuable in connection with the potential future (A) conversion of the Preferred Shares and (B) exercise of the Series A and Series B Warrants, in each case, without giving effect to the Exchange Cap, as defined and set forth in the Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock and in the Series A Warrants, issued pursuant to the Securities Purchase Agreement, dated November 18, 2019, by and among the Company, Starboard Value LP (“Starboard Value”) and the investors listed therein.

On December 31, 2019, a putative stockholder class action was filed in the Court of Chancery in the State of Delaware styled as, Wilson, v. O’Connell, et al., Case No. 2019-1049. On January 11, 2020, a putative stockholder class action was filed in the United States District Court for the District of Delaware styled Franchi, v. Acacia Research Corporation, et al., Case No. 1:20-cv-00045-UNA (D. Del.) (together with the Wilson action, the “Stockholder Actions”). The Stockholder Actions assert claims against the Company and members of the Company’s board of directors (the “Individual Defendants”).

The complaint in the Wilson action alleges that the Individual Defendants violated their fiduciary duties, by failing to disclose in the Preliminary Proxy Statement allegedly material information about the financing transaction with Starboard Value. The complaint in the Franchi action alleges that the Company and the Individual Defendants violated Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder, by failing to disclose in the Preliminary Proxy Statement allegedly material information about the financing. That complaint also alleges that the Individual Defendants violated Section 20(a) of the Exchange Act, as control persons who had the ability to prevent the Preliminary Proxy Statement from being false and misleading. The Stockholder Actions seek, among other things, declarations that defendants are liable, and an award of costs and expenses, including attorneys’ fees. The Franchi action also seeks an injunction ordering defendants to make corrective disclosures.

While the Company believes that each of the Stockholder Actions lack merit and that the disclosures set forth in the Preliminary Proxy Statement comply fully with applicable law, in order to moot plaintiffs’ unmeritorious disclosure claims, avoid nuisance and expense associated with litigation and provide additional information to our stockholders, the Company has determined to voluntarily supplement the Definitive Proxy Statement as described in these Definitive Additional Materials. Nothing in these Definitive Additional Materials shall be deemed an admission of the legal necessity or materiality under applicable law of any of the supplemental disclosures provided herein. To the contrary, the Company specifically denies all allegations that any additional disclosure was or is required in the Definitive Proxy Statement.

Important information concerning the financing is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read together with, the information set forth in these Definitive Additional Materials.

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SUPPLEMENT TO PROXY STATEMENT

In July 2018, Clifford Press and Alfred V. Tobia, Jr. joined our Board of Directors as the result of a contested election in which our stockholders overwhelmingly voted in favor of their respective appointments. Leading up to their election, Messrs. Press and Tobia articulated their commitment to implement significant changes to the management, governance structure and strategy of the Company. In keeping with this commitment, since their election to our Board in 2018, the Company has adopted numerous governance changes that are favorable to our stockholders, including appointing highly qualified and experienced directors, declassifying our Board, and granting our stockholders the right to call special meetings. A number of these changes are consistent with the governance guidelines established by prominent stockholder rights groups.

In 2019, as part of its strategy to continue to grow the Company consistent with the vision set forth by Messrs. Press and Tobia, the Board began identifying potential strategic partners that have access to financial and operational resources, as well as a strong reputation and a proven track record of value creation. In particular, our Board focused on identifying partners it believed could assist the Company in achieving its goal of pursuing strategic investments in intellectual property and technology, as well as other unique investment opportunities. In this pursuit, our Board sought to select a strategic partner that could allow the Company to pursue new opportunities on a larger scale and with greater flexibility. The Board identified and reached out to Starboard Value as a potential strategic partner that fit its criteria.

Our newly refreshed Board includes members having investment banking, investment management, and public company CFO experience, as well as experience with strategic financings and partnerships and knowledge of our business and industry. The Board’s substantial expertise enabled it to manage this transaction, and the Board therefore determined that the Company did not need to incur the expense of retaining a separate investment bank or other financial advisor. On or about August 8, 2019, the Company engaged outside counsel at Dechert LLP in addition to its corporate counsel, Stradling Yocca Carlson & Rauth, P.C., to assist with the transaction.

In selecting Starboard Value as a strategic partner, our Board determined that Starboard Value would be a valuable partner for the Company as a result of numerous factors, including its (i) access to significant financial and operational resources, (ii) track record of successful investments and acquisitions, (iii) overall reputation within the investment community, (iv) history of nominating highly qualified directors to the boards of its portfolio companies and strategic partners, and (v) focus on operational, strategic and governance-oriented investing. On November 14, 2019, the Board unanimously voted to approve the transaction with Starboard Value.
The parties signed the definitive agreements on November 18, 2019.